EXHIBIT 3.1

THIS  FORM OF RESTATEMENT WILL BE FILED WITH THE STATE OF DELAWARE SUBSEQUENT
                       TO THE FILING OF THIS FORM 10-K.


                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          SEARCH CAPITAL GROUP, INC.

     The undersigned, Search Capital Group, Inc. (the "Corporation"), for the purpose of restating and integrating into a single instrument all of the provisions of its Certificate of Incorporation, as presently in effect, does hereby make and execute this Restated Certificate of Incorporation (the "Restatement") and does hereby certify that:

     1. The name of the Corporation is Search Capital Group, Inc., and the name under which the Corporation was originally incorporated was Search Natural Resources, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 19, 1988.

     2. This Restatement only restates and integrates, and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended and supplemented and there is no discrepancy between these provisions and the provisions of this Restatement.

     3. The Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is hereby restated to read in its entirety, as follows:


     FIRST.          The name of the Corporation is Search Capital Group, Inc.

     SECOND.          The  name of its registered agent and the address of its
registered office in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle, Delaware 19801.

     THIRD.      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

     FOURTH. The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is One Hundred Ninety
Million (190,000,000), of which One Hundred Thirty Million (130,000,000) shares shall be Common Stock, of the par value of $.01 per share, and Sixty Million (60,000,000) shares shall be Preferred Stock, of the par value of $.01 per share.

     The holders of Common Stock shall be entitled to one vote for each share upon all questions presented to the stockholders. Authority is hereby expressly granted to the Board of Directors from time to time to issue any authorized but unissued shares of Common Stock for such consideration, and on such terms, as it may determine.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized from time to time to issue the shares of Preferred Stock, in such series, for such consideration and on such terms as it may determine and by adopting a resolution or resolutions providing for the issuance of shares of any particular series, to fix the series, to increase or decrease such number (but not below the number of shares of such series then outstanding), and the designation, relative powers, preferences and rights of the shares of such series, and the qualifications, limitations, and/or restrictions thereof, to the fullest extent now or hereafter permitted by law.

     To  the  extent required by 11 U.S.C.   1123(a)(6), the Corporation shall
be  prohibited  from  issuing  any  non-voting  capital  stock.

     Pursuant to the powers granted in the foregoing Paragraph FOURTH, the Corporation's Board of Directors has established and designated the following series of Preferred Stock:

                                      I.

                         CERTIFICATE  OF  DESIGNATIONS
                   12%  SENIOR  CONVERTIBLE  PREFERRED  STOCK

     Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of Search Natural Resources, Inc., a Delaware corporation (the "Corporation") and the provisions of Section 151 of the Delaware General Corporation Law, the following resolution creating a series of 500,000 shares of preferred stock designated as 12% Senior Convertible Preferred Stock, was duly adopted as of June 15, 1992 by all necessary action on the part of the Corporation:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of preferred stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

SECTION  1.      Designation of Series.  The series shall be designated "12%
                 ----------------------
Senior  Convertible  Preferred  Stock"  (hereinafter  called  "12%  Preferred
Stock").

SECTION  2.      Number of Shares.  The  number  of  shares  of  12% Preferred
                 -----------------
Stock is 400,000 of the par value of $0.01 per share with a liquidation preference of $5.00 per share which number of shares the Board of Directors may increase or decrease but may not decrease below the number of shares of the series then outstanding.

SECTION  3.      Dividends.  The  holders  of  12%  Preferred  Stock  shall be
                 ----------
entitled to receive out of any funds legally available, if, as and when declared by the Board of Directors, cumulative dividends in cash at the rate of $0.60 per share per annum payable quarterly but no more. If a dividend upon any shares of 12% Preferred Stock, or any other outstanding stock of the Corporation ranking on a parity with the 12% Preferred Stock as to dividends, is in arrears, no stock of the Corporation ranking on a parity with the 12% Preferred Stock as to dividends may be (a) redeemed pursuant to a sinking fund or otherwise, except by means of a redemption pursuant to which all outstanding shares of the 12% Preferred Stock and all stock of the Corporation ranking on a parity with the 12% Preferred Stock as to dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the 12% Preferred Stock and all stock of the Corporation ranking on a parity with the 12% Preferred Stock as to dividends, the amount allocable to each series of such stock being redeemed to be a pro rata portion of each such series determined on the basis of the aggregate liquidation preference of the outstanding shares of each such series, or (b) purchased or otherwise acquired for any consideration by the Corporation except pursuant to an acquisition made pursuant to the terms of one or more offers to purchase all of the outstanding shares of the 12% Preferred Stock and all stock of the Corporation ranking on a parity with the 12% Preferred Stock as to dividends (which offers shall describe such proposed acquisition of all such parity stock). The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any outstanding shares of stock of the Corporation unless the Corporation could, under this Section 3, purchase or otherwise acquire such shares at such time and in such manner. Unless otherwise declared by the Board of Directors or required by this Certificate of Designation, no dividends shall accrue or cumulate for any calendar quarter (or portion thereof) during which such shares are converted or a liquidation, dissolution or winding-up of the Corporation occurs.

SECTION  4.      Dividend Payments Dates; Cumulation Date.  The  dates  at
                 -----------------------------------------
which dividends on the 12% Preferred Stock shall be payable are January 1, April 1, July 1 and October 1 of each year. Dividends on 12% Preferred Stock shall accrue and be cumulative from the date of issuance and shall be payable to holders of record as of a date fixed by the Board of Directors of the Corporation which is not more than sixty (60) days prior to the date such dividend is paid or, if no such date is fixed, as of the date on which the resolution declaring such dividends is adopted.

SECTION  5.      Redemption.
                 -----------

     (a) Redemption by Corporation. The 12% Preferred Stock shall not be redeemable at the option of the Corporation prior to September 30, 1994 (the "Initial Redemption Date"). The Corporation may at any time redeem all or any part of the 12% Preferred Stock at the option of the Corpora-tion if for any ninety (90) day period commencing after the Initial Redemption Date the average of the following prices exceeds $6.00 per share: (i) the average of the high bid and low asked prices of the Corporation's Common Stock if the Common Stock is traded over-the-counter, (ii) the closing trading price for the Common Stock if traded on NASDAQ or (iii) the reported closing price for the Common Stock if traded on any national or regional stock exchange (the "Triggering Event"). The redemption price will be $5.00 per share plus an amount equal to all accrued and unpaid dividends on such shares.

     (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the 12% Preferred Stock to be redeemed at their respective addresses then appearing on the share transfer records of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption which shall be specified therein. At any time after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of 12% Preferred Stock to be redeemed with any bank or trust company, having capital and surplus of more than Five Million Dollars ($5,000,000), named in such notice, directed to be paid to the respective holders of the shares of 12% Preferred Stock so to be redeemed, in amounts equal to the redemption price of all shares of 12% Preferred Stock so to be redeemed, on surrender of the stock certificate or certificates held by such holders, and upon the making of such deposit such holders shall cease to be stockholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Corporation with respect to such shares except only (i) the right to receive such money from such bank or trust company without interest, or (ii) the right to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of 12% Preferred Stock are to be redeemed, the Corporation may choose the shares to be redeemed at the election of the Corporation, either by lot based on the stock certificates held of record or pro rata based on the respective number of shares held by each holder of the 12% Preferred Stock. If the holders of shares of 12% Preferred Stock which shall have been called for redemption shall not, within one year after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all respon-sibility in respect thereof and to such holders.

SECTION  6.      Liquidation Rights.  The  holders  of  12%  Preferred  Stock
                 ------------------
shall, in case of any voluntary or involuntary liquidation, dissolution or winding up of the affairs (a "Liquidation") of the Corpora-tion, be entitled to receive in full out of the net assets of the Corporation before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the 12% Preferred Stock, an amount equal to $5.00 per share plus in each case an amount equal to all accrued and unpaid dividends. If upon any Liquidation of the Corporation, the assets available for distribution to the holders of 12% Preferred Stock and any other stock of the Corporation which shall then be outstanding and which shall be on a parity with the 12% Preferred Stock upon Liquidation (hereinafter in this para-graph called the "Total Amount Available") shall be insuffi-cient to pay the holders of all outstanding shares of 12% Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the 12% Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall equal the number of outstanding shares of 12%
Preferred Stock multiplied by $5.00 plus any accrued and unpaid dividends thereon and a denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the 12% Preferred Stock and all other stock ranking on a parity with the 12% Preferred Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the full amount which the holders of all such stock would be entitled to receive in connection with such Liquida-tion of the Corporation.

     The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corpora-tion, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

SECTION  7.      Ranking.  The  12%  Preferred  Stock  shall rank, in right of
                 --------
payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, senior and superior to the Corporation's currently authorized Common Stock or any other capital stock ranking junior to the 12% Preferred Stock (collectively, the "Junior Capital Stock"). Accordingly, so long as any shares of 12% Preferred Stock are outstanding, the Corporation shall not pay or declare any dividends whatsoever, or make any distribution in connection with a Liquidation of the Corporation, on any of the Junior Capital Stock or any other class or series of capital stock ranking junior to the 12% Preferred Stock, unless all cumulative cash dividends on the 12% Preferred Stock for all prior quarterly dividend periods, or all amounts payable on the 12% Preferred Stock upon a Liquidation of the Corpora-tion, as the case may be, have been declared or authorized and paid or an amount sufficient for the payment thereof set apart for that purpose.

     (a) Whenever reference is made to shares "ranking prior to the 12% Preferred Stock" or "on a parity with the 12% Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equality with (as the case may be), the rights of the holders of 12% Preferred Stock; and whenever reference is made to shares "ranking junior to the 12% Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of 12% Preferred Stock.

     SECTION  8  Dividends on Junior Stock.  In  no  event  so  long  as  any
                 -------------------------
12% Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the 12% Preferred Stock, be paid or declared or any distribution be made on any Junior Capital Stock, nor shall any Junior Capital Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Junior Capital Stock) unless all accrued and unpaid dividends on 12% Preferred Stock shall have been declared and paid or a sum sufficient for payment thereof set apart.

     SECTION  9  Voting Rights.  Holders  of  12%  Preferred  Stock  shall
                 -------------
have one vote for each share of 12% Preferred Stock so held, and shall vote along with the holders of shares of Common Stock and not as a separate class (except as expressly provided herein or as otherwise provided by law) upon each and any matter submitted to a vote of the stockholders of the Corporation. If, and so often as, the Corporation shall be in default in the payment of six (6) full quarterly dividends (whether or not consecutive) on 12% Preferred Stock, whether or not earned or declared, the holders of 12% Preferred Stock, voting separately as a class, shall be entitled to elect, as herein provided, two (2) members of the Board of Directors of the Corporation who shall be in addition to the regular members of the Board of Direc-tors elected by the common stockholders pursuant to the Corporation's Bylaws; provided that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the 12% Preferred Stock shall have been paid or a sum sufficient for payment thereof has been set apart, whereupon the number of persons constituting the Board of Directors shall be reduced by the number of Directors then in office elected pursuant to this Section 9, the term of office of said Directors so elected shall end, and the holders of 12%
Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph. A vacancy in the class of Directors elected pursuant to this
Section 9 shall be filled by the remaining Director of the class. In the event of default entitling the holders of 12% Preferred Stock to elect two (2) Directors as above specified, a special meeting of all shareholders of the Corporation, including the holders of the Series C Preferred Shares, for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten percent (10%) of the shares of 12% Preferred Stock at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of stockholders; provided, however, that the Corpora-tion shall not be required to call such special meeting if the annual meeting of the Corporation's shareholders shall be held within ninety
(90) days after the date of receipt of the foregoing written request from the holders of 12% Preferred Stock. At any meeting at which the holders of 12% Preferred Stock shall be entitled to elect Directors, the holders of fifty percent (50%) of the then outstanding shares of 12% Preferred Stock, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of 12% Preferred Stock are entitled to elect as herein-above provided.

SECTION  10      Conversion  Rights.
                 -------------------

     (a)         Optional Conversion.  Shares of 12% Preferred Stock shall be
                 --------------------
convertible, at the option of the holder thereof, at any time or from time to time at the office of this Corporation or of any transfer agent of the 12% Preferred Stock, into fully paid and nonassessable shares of Common Stock at the rate of one share of Common Stock for each share of 12% Preferred Stock.

     (b)         Mechanics of Conversion.  Before any holder of 12% Preferred
                 ------------------------
Stock shall be entitled to convert the same into Common Stock pursuant to this
Section 10, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of the transfer agent for the 12% Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation, at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the 12% Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid together with a check for any declared and unpaid dividends on such converted 12% Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the 12% Preferred Stock to be converted, and the person or persons entitled to receive this Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of Common Stock on such date. Any holder of 12% Preferred Stock who elects to convert his shares to Common Stock waives any and all rights to any accrued and cumulated, but undeclared, dividends with respect to the 12% Preferred Stock, but shall retain the right to any dividends declared and accrued during the time such holder was a holder of record of the 12% Preferred Stock.

     (c)         Adjustments to Conversion Ratio.  In  the  event of any stock
                 --------------------------------
dividend on the Common Stock, any stock split, reverse stock split, stock combination or reclassification of the Common Stock or any merger, consolidation or combination of the Corporation with any other corporation or corporations, the conversion rate shall be proportionately adjusted so that the holders of the 12% Preferred Stock after such event shall be entitled to receive upon conversion the number and kind of shares which such holders would have owned or been entitled to receive had such 12% Preferred Stock been converted immediately prior to such event. Such adjustment shall be made successively upon the occurrence of the events listed in this paragraph.

     (d)         No Fractional Shares.  No fractional shares shall be issuable
                 ---------------------
upon conversion; and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and the Corporation shall, at its option, issue script representing such fractional share or pay cash in lieu of such fractional share based upon the market price (if traded over-the-counter, the average of the bid and asked prices) of the Common Stock as reported at the close of business on the day such conversion is effected or, if there is no established market for the Common Stock, the fair value of the Common Stock as determined by the good faith judgment of the Board of Directors.

     (e)         Reservation of Common Stock Issuable Upon Conversion.  The
                 -----------------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of 12% Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of 12% Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of 12% Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

     (f)         Status of Converted Stock.  In  case  any  shares  of  12%
                 --------------------------
Preferred Stock shall be converted into Common Stock, the shares so converted shall, after any filings required by law, assume the status of authorized by unissued shares of 12% Preferred Stock.

     (g)         Mandatory Conversion.  At  any time after the occurrence of a
                 ---------------------
Triggering Event, the Corporation, through action of its Board of Directors, may elect to cause all then outstanding shares of 12% Preferred Stock to be automatically and mandatorily converted into Common Stock. The Corporation shall cause a notice of such mandatory conversion to be mailed, postage prepaid, to the holders of record of the 12% Preferred Stock at their respective addresses appearing on the share transfer records of the Corporation. The Board of Directors may elect to specify an effective date for such conversion, which date may be no later than sixty (60) days after the Board meeting or consent at which the Corporation's election to convert was duly adopted. If no effective date is specified by the Board of Directors, the effective date shall be the date of the initial mailing of the required notice. Such notice shall set forth a statement that all outstanding shares of 12% Preferred Stock shall be automatically and mandatorily converted as of the effective date (the "Conversion Date") and the address of the place where such shares of 12% Preferred Stock shall be exchanged, upon presentation and surrender of the certificates representing such shares, and the certificates representing the shares of Common Stock shall be delivered. The dividends on such shares shall cease to accrue on the Conversion Date. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the shares of 12% Preferred Stock receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of the 12% Preferred Stock shall not affect the validity of the conversion thereof into Common Stock. Consequently, all issued shares of Series B Preferred Stock, as of the Conversion Date, regardless of whether notice of conversion is actually received by the holder, shall automatically be deemed to be the shares of Common Stock into which such shares could have been voluntarily converted by the holders thereof. As of the close of business on the Conversion Date, the
12% Preferred Stock shall be deemed to cease to be outstanding or to accrue dividends, the persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the registered holders of such Common Stock and all rights of any holders of 12% Preferred Stock shall thereupon be extinguished except the right to receive the Common Stock in exchange therefor. Holders of 12% Preferred Stock must surrender such stock in order to receive the Common Stock for which such 12% Preferred Stock has been converted. As a condition to the effectiveness of the foregoing mandatory conversion, the Corporation shall be required to declare and pay all cumulated unpaid dividends that accrue through the Conversion Date as soon as practicable following the Conversion Date.

     After the conversion of all issued shares of 12% Preferred Stock, all shares of 12% Preferred Stock shall be cancelled, the 12% Preferred Stock shall not be reissued and shall be deemed cancelled and shall revert to authorized but unissued preferred stock of the Corporation, undesignated as to series, and the number of shares of preferred stock which the Corporation shall have authority to issue shall not be decreased by such conversion.

SECTION  11.     Effects of Conversion on Capital and Surplus.  Upon
                 ---------------------------------------------
conversion of 12% Preferred Stock the stated capital of the Common Stock issued upon such conversion shall be the aggregate par value thereof, and the stated capital and capital surplus (capital in excess of par or stated value) of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital of the 12% Preferred Stock so converted and the par or stated value of the Common Stock issued upon conversion.


                                     II.

                          CERTIFICATE OF DESIGNATION
                      9%/7% CONVERTIBLE PREFERRED STOCK

     A series of preferred stock of the Corporation be is hereby created and the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of shares of such series, and the qualifications, limitations, or restrictions thereof are as follows:

     SECTION 1. Designation of Series. The series shall be designated as "9%/7% Convertible Preferred Stock" (hereinafter called "Convertible Preferred Stock").

     SECTION 2. Number of Shares. The number of shares of Convertible Preferred Stock is 17,500,000 with the par value of $0.01 per share and a liquidation preference of $3.50 per share plus any declared but unpaid dividends, after payment of all debts of the Company, which number of shares the Board of Directors may increase or decrease but may not decrease below the number of shares of the series then outstanding.

     SECTION 3. Dividends. The holders of the Convertible Preferred Stock shall be entitled to receive, out of any funds legally available, non-cumulative dividends at the annual rate of $0.315 (9%) per share per annum payable from July 1, 1995, to the end of the 12th full calendar quarter following payment of the first dividend ("End Date") and thereafter, at the rate of $0.245 per share (7%) per annum from the day following the End Date until conversion pursuant to Section 10(g) of this Certificate of Designation (the "Conversion Date"), but no later than the seventh anniversary of the End Date.

     Convertible Preferred Stock dividends will begin to accrue from July 1, 1995. The first payment of Convertible Preferred Stock dividends will be made in conjunction with the initial distribution of the Convertible Preferred Stock as soon as practicable thereafter, and will be based on the accrual period of July 1, 1995 to the date the confirmation order is finalized. This dividend payment will be made in cash. Thereafter, quarterly dividends will be paid in cash (the first quarter's payment being based on the accrual period beginning the day the confirmation order is finalized and ending on the last day of the quarter) to the holders of record on or about the 15th day of the month following the end of each quarter, until one full years dividends have been paid in cash by the Corporation following the Effective Date. After one full year of Cash dividends have been paid by the Corporation, dividends will continue to be paid entirely in cash unless the Corporation is prohibited from paying the dividends entirely in cash by Delaware law (the state of its incorporation ) or by the terms of any loan agreement of $5,000,000 or more. If the Corporation is prevented from paying a dividend entirely in cash, it will pay a dividend in the form of a mixture of cash and common stock of the Corporation ("Common Stock") to the extent possible under Delaware law and any applicable loan agreement, or if necessary, entirely in Common Stock, provided the average closing price of the Common Stock is $.50 or greater for the 20 trading day period ending 5 days prior to the date of payment of the Common Stock dividend.

     If a dividend upon any shares of the Convertible Preferred Stock, or any other outstanding stock of the Corporation ranking on a parity with the Convertible Preferred Stock, or any other outstanding stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends, is in arrears, no stock of the Corporation standing on a parity with the Convertible Preferred Stock as to dividends may be purchased or otherwise acquired for any consideration by the Corporation except pursuant to an acquisition made pursuant to the terms of one or more offers to purchase all of the outstanding shares of the Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends (which offers shall describe such proposed acquisition of all such parity stock). Unless otherwise declared by the Board of Directors or required by this Certificate of Designation, no dividends shall accrue or cumulate for any calendar quarter (or portion thereof) during which a liquidation, dissolution or winding up of the Corporation occurs.

     SECTION 4. Dividend Payment Dates; Cumulation Date. Dividends on the Convertible Preferred Stock will accrue from July 1, 1995 to the date the
confirmation  order  is  becomes  a  final  order.    Thereafter,  quarterly
Convertible Preferred Stock dividends will accrue beginning on the first day of each quarter and ending on the last day of each quarter. Quarterly dividends will be paid (the first quarter's payment being based on the accrual period beginning the first day following Effective Date and ending with the last day of the quarter) to the holders of record on or about the 15th day of the month following the end of each quarter.

     SECTION 5. Redemption. The Convertible Preferred Stock shall not be subject to redemption by the Corporation or at the election of the holders thereof.

     SECTION 6. Liquidation Rights. If Search is liquidated, the Convertible Preferred Stock will have a preference as to liquidation proceeds (proceeds from the disposition of assets less payment of all debts) in the amount of $3.50 per share plus all accrued and unpaid dividends, if any, after payment of all debts of the Company. If upon any liquidation of the Corporation, the assets available for distribution to the holders of the Convertible Preferred Stock and any other stock of the Corporation which shall then be outstanding and which shall be on a parity with the Convertible Preferred Stock upon liquidation (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding shares of the Convertible Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such liquidation of the Corporation, then there shall be paid to the holders of the Convertible Preferred Stock in connection with such liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall equal the number of outstanding shares of the Convertible Preferred Stock multiplied by $3.50 plus any accrued and unpaid dividends thereon and a denominator of which shall be the total amount which would have been distributed by reason of such liquidation of the Corporation with respect to the Convertible Preferred Stock and all other stock ranking on a parity with the Convertible Preferred Stock upon liquidation then outstanding had the Corporation possessed sufficient assets to pay the full amount which the holders of all such stock would be entitled to receive in connection with such liquidation of the Corporation.

     The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution or winding up, voluntary or involuntary, for the purposes of this Section 6.

     SECTION 7. Ranking. The Convertible Preferred Stock shall rank, in right of payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, senior and superior to the Corporation's currently authorized Common Stock (collectively, the "Junior Capital Stock").

     The Convertible Preferred Stock may be, at the Corporation's sole discretion, either superior or pari passu (i.e. the two classes of preferred stock will share proportionately as to their respective interest in any liquidation proceeds or dividends) in dividend rights and liquidation preferences to all other subsequently issued preferred stock. However, no other preferred stock, whether or not convertible, may be issued in the future that will be pari passu with the Convertible Preferred Stock unless at the time of such issuance all dividends due the Convertible preferred Stockholders have been paid in full. In no event shall convertible preferred stock be issued which is senior in rights to that of the Convertible Preferred Stock, other than that such pari passu convertible preferred stock may carry the then-current market interest rate, which may be higher or lower than that of the Convertible Preferred Stock.

     The Convertible Preferred Stock will be pari passu with the existing 12% Preferred Stock, and pari passu or senior in rights to future issues of straight, convertible and all other forms of preferred stock with the exception of the rate of interest for such future issues of preferred stock, which shall be no greater than the prevailing market rate for similar such issues.

     Whenever reference is made to shares "ranking on a parity with the Convertible Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the
Corporation rank on an equality with the rights of the holders of the Convertible Preferred Stock. Whenever reference is made to shares "ranking junior to the Convertible Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of the Convertible Preferred Stock.

The rights of the Convertible Preferred Stock will be subordinate to the rights of all existing and future holders of the Corporation's debt.

     SECTION 8. Dividends on Junior Stock. In no event so long as any Convertible Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking Junior to the Convertible Preferred Stock, be paid or declared or any distribution be made on any junior Capital Stock, nor shall any Junior Capital Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Junior Capital Stock) unless all accrued and unpaid dividends on the Convertible Preferred Stock shall have been declared and paid or a sum sufficient for payment thereof set apart.

     SECTION 9. Voting Rights. Each share of the Convertible Preferred Stock shall be entitled to exercise the same voting rights as holders of the Corporation's Common Stock and shall have one vote per share. If the Corporation fails to pay a Convertible Preferred Stock dividend (i) in cash for either of the first two quarterly dividends following the Effective Date or (ii) in cash or Common Stock for any four consecutive quarters, the Convertible Preferred Stock shall automatically be vested with an additional one vote per share, and the holders of the Convertible Preferred Stock will be given the right to elect immediately at an emergency meeting of the shareholders which the Corporation shall hold within thirty (30) days after any such failure, such additional members as equals two-thirds (2/3) of Search's Board of Directors determined after such election.

     At any meeting at which the holders of the Convertible Preferred Stock shall be entitled to elect a Director, the holders of fifty percent (50%) of the then outstanding shares of the Convertible Preferred Stock, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of the Convertible Preferred Stock are entitled to elect as hereinabove provided.

     Upon the Conversion Date, the number of persons constituting the Board of Directors shall be reduced by the number of Directors then in office elected pursuant to this Section 9, the term of office of said Directors so elected shall end, and the holders of the Convertible Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors.

     Prior to the seventh anniversary of the Effective Date, the Corporation will not, without the affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of Convertible Preferred Stock, voting as a single class, (i) amend, alter or repeal any provision of this Certificate of Designation to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock or (ii) effect any reclassification of the Convertible Preferred Stock (other than by virtue of the mandatory conversion set forth herein).

     Prior to the seventh anniversary of the Effective Date, the Corporation will not, without the affirmative vote or consent of holders of at least 50% of all outstanding shares of Convertible Preferred Stock, voting as a single class (i) merge with another company when thereafter the Corporation is not the controlling entity, and (ii) sell more that 50% of the Corporation's assets.

     Other than those set forth in this Section 9, the holders of the Preferred Shares shall have no further voting rights.

     SECTION  10.          Conversion  Rights.

     (a) Optional Conversion. Shares of the Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time or from time to time at the office of this Corporation or of any transfer agent of the Convertible Preferred Stock, into fully paid and nonassessable shares of Common Stock at the rate of two shares of Common Stock for each share of Convertible Preferred Stock.

     (b) Mechanics of Conversion. Before any holder of the Convertible Preferred Stock shall be entitled to convert the same into Common Stock pursuant to this Section 10, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of the transfer agent for the Convertible Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation, at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Convertible Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid together with a check for any declared and unpaid dividends on such Convertible Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Convertible Preferred Stock to be converted, and the person or persons entitled to receive this Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of Common Stock on such date. Any holder of the Convertible Preferred Stock who elects to convert his shares to Common stock waives any and all rights to any accrued and cumulated, but undeclared, dividends with respect to the Convertible Preferred Stock, but shall retain the right to any dividends declared and accrued during the time such holder was a holder of record of the Convertible Preferred Stock.

     (c) Adjustments to Conversion Ratio. In the event of any stock dividend (except a Common Stock dividend that may be paid pursuant to Section 3 of this Certificate of Designation) on the Common Stock, any stock split, reverse stock split, stock combination or reclassification of the Common Stock or any merger, consolidation or combination of the Corporation with any other entity or entities, the conversion rate shall be proportionately adjusted so that the holders of the Convertible Preferred Stock after such event shall be entitled to receive upon conversion the number and kind of shares which such holders would have owned or been entitled to receive had such Convertible Preferred Stock been converted immediately prior to such event. Such adjustment shall be made successively upon the occurrence of the events listed in this paragraph. Any adjustments shall be determined by the Board of Directors.

     (d) No Fractional Shares. No fractional shares shall be issuable upon conversion; and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and the Corporation shall, at its option, issue script representing such fractional share or pay cash in lieu of such fractional share based upon the market price (if traded over-the-counter, the average of the bid and asked prices) of the Common Stock as reported at the close of business on the day such conversion is effected or, if there is no established market for the Common Stock, the fair value of the Common Stock as determined by the good faith judgment of the board of Directors.

     (e) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common stock to such number of shares as will be sufficient for such purpose.

     (f) Status of Converted Stock. In case any shares of Convertible Preferred Stock shall be converted into Common Stock, the shares so converted shall, after any filings required by law, assume the statues of authorized but unissued shares of Convertible Preferred Stock.

     (g) Mandatory Conversion. The Corporation may, at its option, call for the conversion, in whole or in part, of up to one-half (50%) of the number of shares of Convertible Preferred Stock issued as of the Effective Date under the following conditions: (i) the Corporation's Common Stock trades at $4.25 or higher on each of any 20 trading days in a period of 30 consecutive trading days, beginning with the first day following the second anniversary of the Effective Date and ending on the third anniversary of the Effective Date, or
(ii) the Corporation's Common Stock trades at $3.50 per share on each of any 20 trading days in a period of 30 consecutive trading days, beginning with the first day following the third anniversary of the Effective Date and ending on the day immediately preceding the Conversion Date. For purposes of this section , price of the Corporation's Common Stock shall be determined by using the closing bid price as reported by NASDAQ or comparable national exchange. The conversion prices shall be subject to adjustment in the same manner as the conversion rate is adjusted, as discussed herein.

     Any previously unconverted Convertible Preferred Stock (which shall be a minimum of fifty percent (50%) of the Convertible Preferred Stock ) shall be convertible by Search on the seventh anniversary of the Effective Date. The Convertible Preferred Stock shall be convertible into Common stock at a fraction which has as its denominator the market price of the Common Stock at the time of conversion, and which has as its numerator the $3.50 liquidation value of the convertible Preferred Stock; provided, however, that in no event shall the ratio so expressed be higher than 3 to1.

     The Corporation would be obligated to pay, thirty days after the Conversion Date, any accrued and unpaid dividends, to the holders who, on the Conversion Date, held Convertible Preferred Stock.

     The Corporation shall cause a notice of such mandatory conversation to be mailed, postage prepaid, to the holders of record of the Convertible Preferred Stock at their respective addresses appearing on the share transfer records of the Corporation. The Board of Directors may elect to specify an effective date for such conversion, which date may be no later than sixty (60) days after the Board meeting or consent at which the Corporation's election to convert was duly adopted. If no effective date is specified by the Board of Directors, the effective date shall be the date of the initial mailing of the required notice. Such notice shall set forth a statement that all outstanding shares of the Convertible Preferred Stock shall be automatically and mandatorily converted as of the Conversion Date and the address of the place where such shares of the Convertible Preferred Stock shall be exchanged, upon presentation and surrender of the certificates representing such shares, and the certificates representing the shares of Common Stock shall be delivered. The dividends on such shares shall cease to accrue on the Conversion Date. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the shares of the Convertible Preferred Stock receives such notice, and failure to duly give such notice by mail, or any defect in such notice, to any holder of shares of the Convertible Preferred Stock shall not affect the validity of the conversion thereof into Common Stock. Consequently, all issued shares of the Convertible Preferred Stock, as of the Conversion Date, regardless of whether notice of conversion is actually received by the holder, shall automatically be deemed to be the shares of Common Stock into which such shares could have been voluntarily converted by the holders thereof. As of the close of business on the Conversion Date, the Convertible Preferred Stock shall be deemed to cease to be outstanding or to accrue dividends, the persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the registered holders of such Common Stock and all rights of any holders of the Convertible Preferred Stock shall thereupon be extinguished except the right to receive the Common Stock in exchange therefor. Holders of the Convertible Preferred Stock must surrender such stock in order to receive the Common Stock for which such Convertible Preferred Stock has been converted. As a condition to the effectiveness of the foregoing mandatory conversion, the Corporation shall be required to declare and pay all cumulated unpaid dividends that accrue through the Conversion Date as soon as practicable following the Conversion Date.

     After the conversion of all issued shares of the Convertible Preferred Stock, all shares of the Convertible Preferred Stock shall be canceled, the Convertible Preferred Stock shall not be reissued and shall be deemed canceled and shall revert to authorized but unissued Convertible Preferred Stock of the Corporation, undesignated as to series, and the number of shares of Convertible Preferred Stock which the Corporation shall have authority to issue shall not be decreased by such conversion.

     SECTION 11. Other Rights. The Corporation will not be obligated to redeem the Convertible Preferred Stock, thus will not be required to establish a redemption or sinking fund.

     SECTION 12. Effects of Conversion on Capital and Surplus. Upon conversion of the Convertible Preferred Stock the stated capital of the Common Stock issued upon such conversion shall be the aggregate par value thereof, and the stated capital and capital surplus (capital in excess of par of stated value) of the Corporation shall be correspondingly increased or reduced to reflect the difference between stated capital of the Convertible Preferred Stock so converted and the par or stated value of the Common Stock issued upon conversion.

     SECTION 13. Anti-Dilution. The Corporation shall be prohibited from issuing preferred or common stock or warrants or any other form of security to an affiliate for consideration that does not equal or exceed the fair market value of such security (as determined by an independent third party); provided, that Search may issue options or warrants to new or existing directors or management, so long as such warrants or options are approved by the Compensation Committee of the board of Directors. The Corporation may also issue Common Stock upon the exercise of warrants or options presently outstanding; provided, that such warrants or options are not amended or modified without the approval of the Compensation Committee. In the event that the corporation issues any security not expected above for consideration that is less than the fair market value (as determined above) of such security, the number of shares Convertible Preferred Stock shall be immediately and appropriately adjusted (and the conversion price of the Convertible Preferred Stock adjusted downward on a full ratchet basis) to take into account the dilution in value of the securities holdings of the Noteholders caused by such below-market issuance of the Corporation's securities.

     SECTION 14.     Other  Limits.     In  addition, the Corporation will not
(a) declare any cash or other form of dividend on or with respect to any issue of common stock unless all dividends on the Convertible Preferred Stock have been paid, nor (b) issue common stock that is convertible into convertible or other preferred stock.

     FIFTH.          No  stockholder of the Corporation shall by reason of his
holding shares of any class have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds of other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder. The Board of Directors may issue shares of any class of the Corporation or any notes, debentures, bonds or any class of the Corporation or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing holders of any class of stock of the Corporation.

     SIXTH.       Cumulative voting for the election of directors shall not be permitted.

     SEVENTH.         The  Corporation  shall  have  perpetual  existence.

     EIGHTH.          The Board of Directors is expressly authorized to alter,
amend  or  repeal  the  bylaws  of  the  Corporation  or  to adopt new bylaws.

     NINTH.           [The  names  and  addresses  of  the  initial  Board  of
Directors have been omitted pursuant to Title 8, Section 245 of the Delaware General Corporation Law.] The number and classification of directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws.

     TENTH.          [The name  and  addresses of the sole incorporator of the
Corporation have been omitted pursuant to Title 8, Section 245 of the Delaware General Corporation Law.]

     ELEVENTH.          The Corporation shall, to the fullest extent permitted
by Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify any and all persons who it shall have the power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law, and, in addition, to the extent permitted under any Bylaw, agreement, addition, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     TWELTH.          To  the  fullest  extent permitted by Delaware General
Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     4. This Restatement has been adopted by the Corporation in accordance with Title 8, Section 245 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, this Restatement has been executed by the Corporation by its President and attested by its Secretary, and each of them does hereby affirm and acknowledge, under penalties of perjury, that this Restatement is the act and deed of the Corporation and that the facts stated herein are true.

     DATED:  _____________________, 1996



                                     SEARCH  CAPITAL  GROUP,  INC.


[CORPORATE SEAL]                     By:  ___________________________
                                     Name:  _________________________
                                     Title:  ________________________
Attested  to:

                                    BYLAWS
                                      OF
                          SEARCH CAPITAL GROUP, INC.


                                  ARTICLE I

                                   OFFICES

     Section 1.  REGISTERED OFFICE.  The initial registered office  of  Search
                 ------------------
Capital Group, Inc. (the "Company") shall be at such place as is designated in the Certificate of Incorporation (herein, as amended from time to time, so called), or thereafter the registered office may be at such other place as the Board of Directors may from time to time designate by resolution.

     Section 2.  OTHER OFFICES.  The  Company  may also have offices  at  such
                 --------------
other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.
`

                                  ARTICLE II

                                 STOCKHOLDERS

     Section 1.  MEETINGS.  All  meetings  of  the  stockholders  for  the
                 ---------
election of Directors shall be held at the principal office of the Company, or at such other place within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.  ANNUAL MEETING.   An  annual  meeting  of  the  stockholders
                 ---------------
shall be held on such date in each fiscal year of the Company as the Board of Directors shall select, if not a legal holiday, and if a legal holiday, then on the next secular day following, at which meeting the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3.  LIST OF STOCKHOLDERS.  At  least  ten  days  before  each
                 ---------------------
meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given shall be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held shall be the record date.

     Section 4.  SPECIAL MEETINGS.  Special  meetings  of  the  stockholders,
                 -----------------
for any purpose or purposes, unless otherwise prescribed by the Act, or by the Certificate of Incorporation, or by these Bylaws (herein, as each of them may be amended from time to time), may be called by the Chairman of the Board, the President or the Board of Directors, or shall be called by the Chairman of the Board, the President or secretary at the request in writing of the holders of not less than one-half of the votes which all stockholders are entitled to cast at the particular meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

     Section 5.  NOTICE.  Written  or  printed notice stating the  place,  day
                 -------
and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each stockholder or record entitled to vote at the meeting.

     Section 6.  QUORUM.  At  all meetings of the stockholders,  the  presence
                 -------
in person or by proxy of the holders of one-half of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business; provided however that the presence in person or by proxy of the holders of two-thirds of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the purposes of removal of one or more Directors or revision of these Bylaws as otherwise provided by the Act, by the Certificate of Incorporation or by these Bylaws. If, however such required quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which the required quorum shall be present or represented, the business which was the item or items for which the adjournment occurred may be considered and voted upon.

     Section 7.  VOTING.  When  a quorum is present at any meeting,  the  vote
                 -------
of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Certificate of Incorporation or by these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 8.  PROXY.  Each  outstanding share, regardless of  class,  shall
                 ------
be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, or by his duly authorized attorney in fact, and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be filed with the Secretary of the Company prior to or at the time of the meeting.

     A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally.

     Section 9.  ACTION BY CONSENT.  Any action required or permitted  by  the
                 ------------------
Act, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Company may be taken without such a meeting if (i) a consent(s) in writing (the "Consent Form"), setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) such Consent Form(s) is delivered to the Company at its registered office in Delaware or at its principal place of business or to an officer or agent of the Company having custody of the minute book. Provided however that for such consents to be binding the Company must have received, no less than 120 days prior to the date the Consent Forms are mailed, the proposing stockholder's description of the proposed item or items for which written consent is solicited and the Board of Directors after such respect established a record date to determine stockholders of record to vote on the proposed item(s) by written consent.

     Section 10.  NOTICE OF STOCKHOLDER PROPOSAL.  (a) At an  Annual  Meeting,
                  -------------------------------
only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the Annual Meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of the Company who complies with the notice procedures set forth in this Section of these Bylaws. For a proposal to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the scheduled Annual Meeting, regardless of any postponements, deferrals of adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the data of the scheduled Annual Meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled Annual Meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before that Annual Meeting (i) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.

     (b) If the presiding officer of the Annual Meeting determines that a stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the Annual Meeting and any such proposal shall not be acted upon at the Annual Meeting.

     (c) This provision shall not prevent the consideration and approval or disapproval at the Annual Meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such Annual Meeting unless stated, filed and resolved as herein provided.


                                 ARTICLE III

                              BOARD OF DIRECTORS

     Section 1.  BOARD OF DIRECTORS.  The  business  and  affairs  of  the
                 -------------------
Company shall be managed by or under the direction of its Board of Directors who may exercise all such powers of the Company and do all such lawful acts and things as are not by the Act or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 2.  NUMBER OF DIRECTORS.  The  Board of Directors  shall  consist
                 --------------------
of not less than three (3) nor more than twelve (12) Directors, the exact number of which shall be fixed by resolution of the Board of Directors from time to time, none of whom need be stockholders or residents of the State of Delaware. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of stockholders of the Company to be held in 1989, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1990, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1991, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders of the Company, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors shall be elected at the annual meeting of stockholders, except as hereinafter provided, and each Director elected shall hold office until his successor shall be elected and shall qualify.

     Section 3.  VACANCIES.  Newly  created directorships resulting  from  any
                 ----------
increase in the authorized directorships resulting from any increase in the authorized number of directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, and each successor Director so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified.

     Section 4.  REMOVAL OF DIRECTORS.  At  any  annual  meeting  of  the
                 ---------------------
stockholders of the Company, any one or more of the Directors elected by the shareholders may be removed for cause by an affirmative vote of a majority in number of shares of the stockholders present in person or by proxy and entitled to vote at such meeting, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting. The term "cause" is defined as the conviction of a felony or the adjudication by a court of gross negligence or gross misconduct in the performance of the director's duties.

     Section 5.  NOMINATION OF DIRECTORS.  Nominations  of  candidates  for
                 ------------------------
election as directors at any annual meeting of stockholders may be made by the Board of Directors or by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with procedures set forth in this Article shall be eligible for election as directors at an annual meeting.

     Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in this Article. To be timely a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals or adjournments of that meeting to a later date. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company's stock which are beneficially owned by such person on the date of such stockholder notice and
(d) any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D and 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations; and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, and (b) the class and number of shares of the Company's stock which are beneficially owned by such stockholder on the date of such stockholder notice and beneficially owned by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

     No person shall be elected as a director of the Company unless nominated in accordance with the procedures set forth in this Article. Ballots bearing the names of all persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set for in this Article shall be provided for use at the annual meeting.

     The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Article. If the Board of Directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article in any material respect, the Secretary of the Company shall promptly notify such stockholder of the deficiency of the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days, from the date such deficiency notice is given to the stockholder, as the Board of Directors shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Article in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Company shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Article. Notwithstanding the procedures set forth in this Article, if the Board of Directors does not make a determination as to the validity of any nominations by a stockholder, the presiding officer of the meeting to which the nominations relate shall determine and declare at such meeting whether a nomination was made in accordance with the terms of this Article. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article, he shall so declare at the annual meeting and the defective nomination shall be disregarded.


                                  ARTICLE IV

                            MEETINGS OF THE BOARD

     Section 1.  MEETINGS.  The  Directors  of  the  Company  may  hold  their
                 ---------
meetings, both regular and special, at such times and places as are fixed from time to time by resolution of the Board of Directors.

     Section 2.  ANNUAL MEETING.  The  first  meeting  of each  newly  elected
                 ---------------
Board of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the Directors then elected and servicing such time or place shall be changed.

     Section 3.  REGULAR MEETINGS.  Regular  meetings  of  the  Board  of
                 -----------------
Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

     Section 4.  SPECIAL MEETINGS.  Special  meetings  of the  Board  of
                 -----------------
Directors may be called by the Chairman of the Board or the President on oral or written notice to each Director, given personally, or by telephone, or by telegram, or by mail; special meetings shall be called by the Chairman of the Board or the President or Secretary in like manner and on like notice on the written request of two Directors. The purpose of any special meeting shall be specified in the notice or any waiver of notice.

     Section 5.  QUORUM.  At  all  meetings  of  the  Board of  Directors  the
                 -------
presence of a majority of the number of Directors then constituting the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6.  EXECUTIVE COMMITTEE.  The  Board  of  Directors  may,  by
                 --------------------
resolution passed by a majority of the whole Board, designate an Executive Committee, to consist of two (2) or more Directors of the Company, one of whom shall be designated as chairman, who shall preside at all meetings of such Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the Board of Directors as a whole is expressly required by the Act or by the Certificate of Incorporation, and shall have power to authorize the seal of the Company to be affixed to all papers which may require it. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the entire Board of Directors. If any vacancy or vacancies occur in the Executive Committee caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

     Section 7.  OTHER COMMITTEES.  The  Board  of  Directors  may,  by
                 -----------------
resolution passed by a majority of the entire Board, designate other committees, each committee to consist of two (2) or more Directors of the Company, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     Section 8.  ACTION BY CONSENT.  Any  action required or permitted  to  be
                 -----------------
taken at any meeting of the Board of Directors, the Executive Committee or any other committee of the Board of Directors, may be taken without such a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or the Executive Committee or such other committee, as the case may be and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

     Section 9.  COMPENSATION OF DIRECTORS.  Directors  shall  receive  such
                 --------------------------
compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, shall establish; provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.


                                  ARTICLE V

                              NOTICE OF MEETINGS

     Section 1.  FORM OF NOTICE.  Whenever  under  the provisions of  the  Act
                 ---------------
or of the Certificate of Incorporation or of these Bylaws, written notice is required to be given to any Director or stockholder, and no provision is made as to how such written notice shall be given; such notice may be given in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Company. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mails as aforesaid.

     Section 2.  WAIVER.  Whenever any notice is required to be given  to  any
                 -------
stockholder or Director of the Company, under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before of after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

     Section 3.  TELEPHONE MEETINGS.  Stockholders,  members of the  Board  of
                 -------------------
Directors or members of any committee designated by the Board of Directors may participate in and hold meetings of such stockholders, Board of Directors or committee designated by the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                                  ARTICLE VI

                                   OFFICERS

     Section 1.  IN GENERAL.  The  officers  of the Company shall  be  elected
                 -----------
by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, additional Vice Presidents, Assistant Vice Presidents, a Controller, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

     Section 2.  THE BOARD OF DIRECTORS.  At  its  first meeting  after  each
                 -----------------------
annual meeting of stockholders, shall elect a President from its members. At such meeting, the Board of Directors shall also elect one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

     Section 3.  OTHER OFFICERS AND AGENTS.  The Board of Directors  may  also
                 --------------------------
elect and appoint such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4.  SALARIES.  The  salaries  of  all  officers  agents  of  the
                 ---------
Company  shall  be  fixed  by  the  Board  of  Directors  or  by the Executive
Committee,  if  so  authorized  by  the  Board.

     Section 5.  TERM OF OFFICE AND REMOVAL.  Each  officer  of  the  Company
                 ---------------------------
shall hold office until his death, or his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     Section 6.  PRESIDENT.  The President shall be the  chief  administrative
                 ----------
officer of the Company and shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, he shall also preside at all meetings of the Board of Directors. He shall be ex officio a member of all standing committees. Subject to the control of the Board of Directors, the President shall, in general, supervise and control all of the business and affairs of the Company, and shall have and may exercise such other powers as are from time to time assigned to him by the Board of Directors. He shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 7.  VICE PRESIDENTS.  Each  Vice  President  shall  have  such
                 ----------------
powers and perform such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe, or as the President may from time to time delegate to him. In the absence or disability of the President, a Vice President designated by the Board of Directors shall perform the duties and exercise the powers of President.

     Section 8.  SECRETARY.  The  Secretary shall attend all meetings  of  the
                 ----------
stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors and the Executive Committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Company.

     Section 9.  ASSISTANT SECRETARIES.  Each Assistant Secretary  shall  have
                 ----------------------
such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

     Section 10.  TREASURER.  The  Treasurer  shall  have  the custody  of all
                  ----------
corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Company, and shall deposit all moneys and other valuable effects in the name and to credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company, and shall perform such other duties as the Board of Directors may prescribe.

     Section 11.  ASSISTANT TREASURERS.  Each Assistant Treasurer  shall  have
                   --------------------
such powers and perform such duties as the Board of Directors may from time to time prescribe.

     Section 12.  CONTROLLER.  The Controller shall share with  the  Treasurer
                  -----------
responsibility for the financial and accounting books and records of the Company, shall report to the Treasurer, and shall perform such other duties as the Board of Directors or the Executive Committee of the President may from time to time prescribe.

     Section 13.  BONDING.  If  required  by  the Board of Directors,  all  or
                  --------
certain of the officers shall give the Company a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration, retirement or removal from office, of all books, papers, vouchers, money and other property whatever kind in their possession or under their control belonging to the Company.


                                 ARTICLE VII

                            CERTIFICATES OF SHARE

     Section 1.  FORM OF CERTIFICATES.  Certificates, in such form as  may  be
                 ---------------------
determined by the Board of Directors, representing shares to which stockholders are entitled shall be delivered to each stockholder. Such certificates shall be consecutively numbered and shall be entered in the stock book of the Company as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Company or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Company or an employee of the Company, the signatures of the Company's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been issued on such certificate or certificates, shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Company or its agents, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereof had not ceased to be such officer or officers of the Company.

     Section 2.  LOST CERTIFICATES.  The  Board of Directors may  direct  that
                 ------------------
a new certificate be issued in place of any certificate theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

     Section 3.  TRANSFER OF SHARES.  Upon  surrender  to  the  Company  or  a
                 -------------------
transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall issue a new certificate to the person entitled thereat, cancel the old certificate and record the transaction upon its books.

     Section 4.  REGISTERED STOCKHOLDERS.  The  Company  shall  be entitled to
                 ------------------------
treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

     Section 1.  DIVIDENDS.  Dividends  upon  the  outstanding shares  of  the
                 ----------
Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Company, subject to the provisions of the Act and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, which record date shall not precede the date upon which the date shall not be more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the close of business on the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

     Section 2.  RESERVES.  There  may be created by resolution of  the  Board
                 ---------
of Directors out of the earned surplus of the Company such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Company, or for such other purpose as the Directors shall think beneficial to the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3.  FISCAL YEAR.  The  fiscal  year of the Company shall be fixed
                 ------------
by  resolution  of  the  Board  of  Directors.

     Section 4.  SEAL.  The  Company shall have a seal, and said seal  may  be
                 -----
used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Company shall have authority to affix the seal to any document requiring it.

     Section 5.  ANNUAL STATEMENT.  The  Board of Directors shall  present  at
                 -----------------
each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Company.

     Section 6.  CHECKS.  All  checks  or demands for money and notes  of  the
                 -------
Company shall be signed by such officer or officers or such other person or persons at the Board of Directors may from time to time designate.


                                  ARTICLE IX

                                  INDEMNITY

     Section 1.  INDEMNIFICATION.  The  Company  shall  indemnify  any  person
                 ----------------
who was or is a party, or threatened to be made a party, to any suit or proceeding, by reason of the fact that he or she is or was an authorized representative of the Company (the "Indemnified Party"), for the specified liabilities and expenses as set forth in Section 2. of this Article, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. The indemnification of a party, contained in the first sentence of this Section, shall not apply if the Board of Directors, by a vote of the majority of those present at any meeting of the Board of Directors, elect to exclude such person from this indemnification provision.

     Section 2.  LIABILITIES AND EXPENSES COVERED BY INDEMNIFICATION.
                 ----------------------------------------------------
Liabilities and expenses covered by indemnification shall include, but shall not be limited to, legal fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by the Indemnified Party. Any reasonable expense incurred by the Indemnified Party with respect to defending any claim, action, suit or proceeding may be advanced prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it shall ultimately be determined that he is not entitled to indemnification under the provisions of this
Article  IX  and  applicable  Delaware  Law.

     Section 3.  INDEMNIFICATION ADDITIONAL TO OTHER RIGHTS.  The  rights  of
                 -------------------------------------------
indemnification provided for in this Article IX shall be in addition to any rights to which any such Director, officer or employee may be entitled under any agreement vote of stockholders, the Certificate of Incorporation, or as a matter of law or otherwise.